UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported): September 21, 2004

Granite Broadcasting Corporation
(Exact name of registrant as specified in its charter)

Commission File No. 0-19728

Delaware	13-3458782
(State or other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

767 Third Avenue, 34th Floor New York, New York 10017 (212) 826-2530
(Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 21, 2004, Granite Broadcasting Corporation (the “Company”) issued a press release announcing that Stuart J. Beck, who is a founder and member of the Company’s Board of Directors (the “Board”) and has served as the Company’s President since 1991, has been appointed by Tommy E. Remengesau, Jr., the President of Palau, as Ambassador/Permanent Representative of the Republic of Palau to the United Nations.  As Palau’s first Ambassador to the United Nations, Mr. Beck will resign as an employee and officer of the Company to take up his duties on a full-time basis when the 59th Session of the United Nations General Assembly convenes today, September 21, 2004.  Mr. Beck shall continue to serve as a member of the Company’s Board.

A copy of this press release is furnished herewith as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE BROADCASTING CORPORATION

Dated: September 21, 2004	By:	/s/ Lawrence I. Wills
Lawrence I. Wills
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Granite Broadcasting Corporation Press Release dated September 21, 2004